UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 10, 2020 (March 9, 2020)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Robb P. Winfield

On March 9, 2020, Panhandle Oil and Gas Inc. (the “Company”) accepted the resignation of Robb P. Winfield from his positions as the Vice President, Chief Financial Officer, Controller, and Corporate Secretary and as an employee of the Company, with his last day at the Company being March 13, 2020. Mr. Winfield had served as an officer of the Company since 2009. In his resignation letter, Mr. Winfield stated that he had no disagreements with the Company, its management, the Board, any committee of the Board or with respect to its financial reporting.

Appointment of Raphael D’Amico as Chief Financial Officer

In connection with Mr. Winfield’s departure, the Company’s board of directors (the “Board”) appointed Raphael D’Amico as the Company’s Chief Financial Officer, effective March 9, 2020. Mr. D’Amico, age 44, currently serves as the Company’s Vice President, Corporate Development and Investor Relations, a position he has held since joining the Company on January 2, 2019. In addition to assuming the position of Chief Financial Officer of the Company, Mr. D’Amico will continue to serve the Company as Vice President, Corporate Development and Investor Relations.

Mr. D’Amico has over 20 years of experience in finance and investment banking, the majority of which has focused on the energy sector. Over the course of his career, Mr. D’Amico has been involved in over $5 billion of lead managed advisory and capital market transactions. More recently, Mr. D’Amico has been on the leading edge of the minerals and royalties space where he has obtained an extensive knowledge base, executed numerous transactions, and helped the sector gain exposure within the investment community.

Before joining the Company, from April 2017 through December 2018, Mr. D’Amico served as a Managing Director at Seaport Global Securities, a full-service independent investment bank. Prior to his employment with Seaport Global Securities, from July 2008 through February 2017, Mr. D’Amico served as a Managing Director, Energy & Natural Resources Investment Banking, at Stifel Nicolaus, an investment bank and financial services company. Mr. D’Amico also held positions during his career at other investment banking and financial services companies including Jefferies, Friedman Billings Ramsey, and Salomon Smith Barney. Mr. D’Amico holds a bachelor’s degree in finance from the University of Maryland and an MBA from The George Washington University. No previous employer of Mr. D’Amico is a parent, subsidiary, or other affiliate of the Company.

Family Relationships

There is no arrangement or understanding between Mr. D’Amico and any other persons pursuant to which Mr. D’Amico was selected as Chief Financial Officer. There are no family relationships between Mr. D’Amico and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Related Party Transactions

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. D’Amico had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 10, 2020, the Company issued a press release announcing the appointment of Raphael D’Amico as Chief Financial Officer.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release dated March 10, 2020

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	March 10, 2020